                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)........November 1, 1995



                               RYKOFF-SEXTON, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                         0-8105                 95-2134693
(State or other jurisdiction    (Commission File Number)     (IRS Employer
     of incorporation)                                    Identification Number)


                              1050 Warrenville Road
                           Lisle, Illinois 60532-5201
                    (Address of principal executive offices)

     Registrant's telephone number, including area code.......(708) 964-1414

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On November 1, 1995 (the "Closing Date"), the Registrant, Rykoff-Sexton, Inc., a Delaware corporation ("Rykoff"), acquired substantially all of the assets of H&O Foods, Inc., a privately owned Nevada corporation, ("H&O"). H&O is a regional, full-line institutional foodservice distributor serving Nevada, California and Arizona. Rykoff intends to continue the business of H&O within such states.

        Rykoff paid approximately $30,700,000 in payment of the purchase price for the assets acquired, subject to certain post-closing purchase price adjustments. The aggregate consideration consisted of approximately $5,500,000 in cash, Rykoff's issuance of unsecured promissory notes in the amounts of $5,305,000 and $21,350,000 and its assumption of certain H&O liabilities. The terms of the sale are more fully described in the asset purchase agreement by and among the parties which is filed as an exhibit herewith. The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon its request.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


               1. H&O Foods, Inc. Financial Statements as of October 31, 1995 and December 31, 1994 together with report of independent public accountants.


        (b)    PRO FORMA FINANCIAL INFORMATION


        INTRODUCTION

        The pro forma condensed financial statements present the historical financial statements of Rykoff, adjusted to give effect to the purchase of H&O along with the pro forma adjustments necessary to arrive at the pro forma condensed financial statements of Rykoff.


        The pro forma condensed balance sheet is presented as of October 28, 1995. The pro forma adjustments reflect the preliminary allocation of the purchase price to the assets and liabilities acquired along with the related goodwill and step-ups to fair market value and borrowings used to finance the purchase.

        The pro forma statements of income are presented for the year ended April 29, 1995 and the six months ended October 28, 1995. The pro forma adjustments reflect the net effect of interest expense, the elimination of certain expenses, increased depreciation and amortization and the tax effect of these adjustments.

        The pro forma data is based upon various other assumptions and includes adjustments as explained therein and in the notes thereto. Pro forma information presented is for informational purposes only and is not necessarily indicative of future earnings and financial position or of what past earnings and financial position would have been if the purchase of H&O had been consummated at the beginning of the respective periods or as of any date for which such pro forma information is presented.

        (c)    EXHIBITS.

               The following documents are filed as exhibits to this Form 8-K and are incorporated herein by reference:

               Exhibit No.              Description
               -----------              -----------
                   2                    Asset Purchase Agreement, dated as
                                        of October 26, 1995, by and among
                                        H&O Foods, Inc., certain
                                        shareholders set forth on Schedule
                                        1 thereto and Rykoff-Sexton, Inc.

                  23                    Consent of Independent Public
                                        Accountants

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             RYKOFF-SEXTON, INC.



Date:   January 15, 1996                    /S/MARK VAN STEKELENBURG
                                         ------------------------------
                                              Mark Van Stekelenburg
                                               President and Chief
                                                Executive Officer



Date:   January 15, 1996                      /S/RICHARD J. MARTIN
                                         ------------------------------
                                               Richard J. Martin
                                           Senior Vice President and
                                             Chief Financial Officer



Date:   January 15, 1996                         /S/JAMES C. WONG
                                         ------------------------------
                                                 James C. Wong
                                                   Treasurer

 ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION



                                                                         Page
                                                                        Number
                                                                        ------
7(a)   Financial Statements of Business Acquired

             H&O Foods, Inc.

                Report of Independent Public Accountants                   6

                Balance Sheets as of October 31, 1995
                 and December 31, 1994                                     7

                Statements of Income for the ten months ended
                 October 31, 1995 and the year ended December 31, 1994     8

                Statements of Stockholders' Equity for the ten months
                 ended October 31, 1995 and the year ended
                 December 31, 1994                                         9

                Statements of Cash Flows for the ten months ended
                 October 31, 1995 and the year ended December 31, 1994     10

                Notes to Financial Statements                              11

7(b)   Unaudited Pro Forma Financial Statements

                Pro Forma Balance Sheet as of October 28, 1995
                 together with related notes                               16

                Pro Forma Statement of Income for the six months
                 ended October 28, 1995                                    17

                Pro Forma Statement of Income for the twelve months
                 ended April 29, 1995                                      18

                Notes to Pro Forma Statements of Income                    19



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and
   Stockholders of H & O Foods, Inc.:

We have audited the accompanying balance sheets of H & O Foods, Inc. (a Nevada corporation) as of October 31, 1995 and December 31, 1994, and the related statements of income, stockholders' equity and cash flows for the ten month period then ended October 31, 1995 and the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of H & O Foods, Inc. as of October 31, 1995 and December 31, 1994, and the results of its operations and its cash flows for the ten month period then ended October 31, 1995 and the year ended December 31, 1994, in conformity with generally accepted accounting principles.

                                       ARTHUR ANDERSEN LLP

Las Vegas, Nevada
November 29, 1995

                               H & O FOODS, INC.
                             BALANCE SHEETS AS OF
                    OCTOBER 31, 1995 AND DECEMBER 31, 1994


    ASSETS                                                                   1995           1994
    ------                                                                -----------    -----------
CURRENT ASSETS:
    Cash and cash equivalents                                             $ 1,060,060    $   744,251
    Trade accounts and notes receivable,
        less allowance for doubtful accounts of
        $380,248 and $29,617, respectively                                 10,010,534      8,828,112
    Inventories                                                             6,638,522      6,417,840
    Prepaid expenses                                                          163,885        237,199
                                                                          -----------    -----------
     Total current assets                                                  17,873,001     16,227,402
                                                                          -----------    -----------

PROPERTY AND EQUIPMENT:
    Land, buildings and improvements                                        6,372,576      6,372,576
    Warehouse, beverage and office equipment                                5,990,433      5,411,438
    Transportation equipment                                                   64,160         64,160
                                                                          -----------    -----------
                                                                           12,427,169     11,848,174

    Less accumulated depreciation                                          (6,752,508)    (5,946,648)
                                                                          -----------    -----------
                                                                            5,674,661      5,901,526
    Construction in progress                                                   92,950          --
                                                                          -----------    -----------
     Property and equipment, net                                            5,767,611      5,901,526
                                                                          -----------    -----------
OTHER ASSETS                                                                   53,899         55,273
                                                                          -----------    -----------
TOTAL ASSETS                                                              $23,694,511    $22,184,201
                                                                          -----------    -----------
                                                                          -----------    -----------

     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
    Revolving line of credit                                              $     --       $ 1,926,767
    Accounts payable                                                        9,417,970      6,798,275
    Accrued payroll                                                           489,891        393,325
    Accrued liabilities                                                       440,006        905,407
    Current portion of long-term debt                                         170,871        242,199
    Current portion of related party notes payable                            282,563        269,460
                                                                          -----------    -----------
     Total current liabilities                                             10,801,301     10,535,433
                                                                          -----------    -----------

LONG-TERM LIABILITIES:
    Long-term debt, net of current portion                                  2,629,552      2,709,941
    Related party notes payable, net of current portion                     1,700,000      1,717,000
    Deferred officer compensation                                              32,500         48,750
                                                                          -----------    -----------
     Total long-term liabilities                                            4,362,052      4,475,691
                                                                          -----------    -----------
      Total liabilities                                                    15,163,353     15,011,124
                                                                          -----------    -----------

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY:
    Common stock                                                               39,654         40,121
    Retained earnings                                                       8,491,504      7,132,956
                                                                          -----------    -----------
     Total stockholders' equity                                             8,531,158      7,173,077
                                                                          -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $23,694,511    $22,184,201
                                                                          -----------    -----------
                                                                          -----------    -----------

  The accompanying notes to financial statements are an integral part of these balance sheets.

                               H & O FOODS, INC.
                             STATEMENTS OF INCOME
                    FOR THE TEN MONTHS ENDED OCTOBER 31, 1995
                      AND THE YEAR ENDED DECEMBER 31, 1994

                                                                     1995           1994
                                                                 ------------    ------------
NET SALES                                                        $108,630,670    $116,641,505

COST OF SALES                                                      93,270,790      99,810,383
                                                                 ------------    ------------

  Gross profit                                                     15,359,880      16,831,122

WAREHOUSE, SELLING, GENERAL
  AND ADMINISTRATIVE EXPENSES                                      12,476,890      13,682,072
                                                                 ------------    ------------

  Operating income                                                  2,882,990       3,149,050

OTHER INCOME (EXPENSE):
    Interest expense                                                 (423,448)       (529,608)
    Interest income                                                    37,544          90,075
    Other, net                                                         13,945         151,321
                                                                 ------------    ------------

  Total other income (expense)                                       (371,959)       (288,212)
                                                                 ------------    ------------

NET INCOME                                                       $  2,511,031     $  2,860,838
                                                                 ------------    ------------
                                                                 ------------    ------------

NET INCOME PER SHARE
   OF COMMON STOCK                                               $      14.14    $      15.52
                                                                 ------------    ------------
                                                                 ------------    ------------

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                                                   177,606         184,325
                                                                 ------------    ------------
                                                                 ------------    ------------


The accompanying notes to financial statements are an integral part of these statements.

                               H & O FOODS, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                  FOR THE 10 MONTHS ENDED OCTOBER 31, 1995
                    AND THE YEAR ENDED DECEMBER 31, 1994

                                                 Common Stock
                                         --------------------------------
                                            Class A          Class B
                                         --------------   ---------------    Retained   Treasury
                                         Shares  Amount   Shares   Amount    Earnings     Shares      Total
                                         ------  ------   ------   ------  -----------  ---------  -----------
BALANCE,   December 31, 1993              2,900   $ 323  189,709  $41,079  $ 5,771,093  $    -     $ 5,812,495

 Purchase of treasury shares               -         -   (11,520)     -          -       (355,921)    (355,921)

 Retirement of treasury shares                                     (1,281)    (354,640)   355,921         -

 Net income for the year                   -         -       -        -      2,860,838       -       2,860,838

 Dividend ($6.20 per share)                -         -       -        -     (1,144,335)      -      (1,144,335)
                                          -----   -----  -------  -------  -----------   --------  -----------

BALANCE,   December 31, 1994              2,900     323  178,189   39,798    7,132,956       -       7,173,077

 Purchase of treasury shares               -         -    (4,250)     -          -       (148,537)    (148,537)

 Retirement of treasury shares                                       (467)    (148,070)   148,537         -

 Net income for the period                 -         -       -        -      2,511,031       -       2,511,031

 Dividend ($5.65 per share)                -         -       -        -     (1,004,413)      -      (1,004,413)
                                          -----   -----  -------  -------  -----------   --------  -----------

BALANCE, October 31, 1995                 2,900   $ 323  173,939  $39,331  $ 8,491,504  $    -     $ 8,531,158
                                          -----   -----  -------  -------  -----------   --------  -----------
                                          -----   -----  -------  -------  -----------   --------  -----------


The accompanying notes to financial statements are an integral part of these statements.

                               H & O FOODS, INC.
                           STATEMENTS OF CASH FLOWS
                           FOR THE 10 MONTHS ENDED
                              OCTOBER 31, 1995
                     AND THE YEAR ENDED DECEMBER 31, 1994


                                                                     1995          1994
                                                                 -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                      $ 2,511,031    $ 2,860,838
 Adjustments to reconcile net income to net
 cash provided by operating activities -
  Depreciation and amortization                                      805,860      1,183,349
  (Gain) on sale of equipment                                          -           (155,395)
  (Increase) decrease in -
   Accounts and notes receivable                                  (1,182,422)    (1,081,674)
   Inventories                                                      (220,682)      (686,717)
   Prepaid expenses                                                   73,314       (130,148)
  Increase (decrease) in -
   Accounts payable                                                2,619,695      1,069,570
   Accrued payroll and accrued liabilities                          (368,835)       488,720
   Deferred officer compensation                                     (16,250)       (19,500)
                                                                 -----------    -----------

   Net cash provided by operating activities                       4,221,711      3,529,043
                                                                 -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:

 Proceeds from sale of equipment                                       -            623,308
 Capital expenditures                                               (671,945)      (922,220)
 Decrease in other assets                                              1,374          6,737
                                                                 -----------    -----------

   Net cash used in investing activities                            (670,571)      (292,175)
                                                                 -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Borrowings under revolving line of credit                         1,546,200      4,023,412
 Repayment of revolving line of credit                            (3,472,967)    (4,131,147)
 Proceeds from related party notes payable                            98,563        434,000
 Repayment of related party notes payable                           (102,460)      (120,000)
 Repayment of long-term debt                                        (151,717)    (1,173,940)
 Dividends paid                                                   (1,004,413)    (1,373,074)
 Purchase of treasury stock                                         (148,537)      (355,921)
                                                                 -----------    -----------

  Net cash used in financing activities                           (3,235,331)    (2,696,670)
                                                                 -----------    -----------

NET INCREASE IN CASH
 AND CASH EQUIVALENTS                                                315,809        540,198

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD YEAR                                            744,251        204,053
                                                                 -----------    -----------

CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                                   $ 1,060,060    $   744,251
                                                                 -----------    -----------
                                                                 -----------    -----------



The accompanying notes to financial statements are an integral part of these statements.

                               H & O FOODS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                               OCTOBER 31, 1995


(1)  THE COMPANY

H & O Foods, Inc. (the "Company"), was incorporated in 1962 in Nevada. The Company is a full-service food distributor serving southern Nevada and parts of Arizona.

The Company has authorized 522,000 shares of no par value common stock and has designated two classes of common stock: Class A and Class B. The Class A no par voting stock has certain transfer restrictions. The Class B no par non-voting stock has the same dividend rights per share as the Class A voting stock and can be traded subject to the limitations of the buy/sell agreements established in the Company by-laws.



On October 26 1995 the Company entered into an asset purchase agreement (the "Agreement") with Rykoff-Sexton, Inc. ("Rykoff") pursuant to which Rykoff agreed to purchase substantially all assets of the Company, all sales contracts, the Company name, all intellectual property, all other leases, rights and claims owned by the Company at October 31, 1995 for a total purchase price of approximately $30,770,000 subject to certain adjustments. The aggregate consideration consists of approximately $5,500,000 in cash, Rykoff's issuance of an unsecured promissory note in the amount of $5,305,000 to be held in escrow for a two year period, an unsecured promissory note totaling $21,350,000 and assumption of certain Company liabilities.



The Agreement provides that the Company will repurchase all trade accounts and notes receivable existing at October 31, 1995 which have not been collected within 150 days (March 29, 1996). The agreement also provides that Rykoff will not purchase any damaged, outdated, discontinued or other inventory which is deemed unsalable by Rykoff.



Effective November 1, 1995, the name of the Company was changed to the Howlett Family Corporation.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     MANAGEMENT'S USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INVENTORIES

Inventories consist primarily of fresh produce, frozen and canned goods, fresh and frozen meats, and dairy products, which are stated at the lower of cost or market using the weighted average cost method of inventory valuation. Effective January 1, 1995, the Company changed its method of accounting for inventory from the last-in, first-out method ("LIFO") to the weighted average cost method. The effect of the change on net income for the ten month period ended October 31, 1995 and for the year ended December 31, 1994 was immaterial.

     PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Costs of replacements, renewals and improvements are capitalized and costs of repairs and maintenance are expensed as incurred. Gains or losses on disposal of assets are recognized at the time of disposal. Depreciation and amortization is computed using both straight-line and accelerated methods over the following useful lives:


                                                     Life in
          Category                                    Years
          --------                                   --------
          Buildings                                   30 - 40
          Improvements                                 5 - 15
          Warehouse, beverage and office equipment     5 -  7
          Transportation equipment                          5



     REVENUE RECOGNITION

Revenues from sales are recognized at the time the product is shipped.

     INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the Company does not pay federal corporate income taxes on its taxable income and the stockholders include the Company's taxable income in their individual income tax returns.

     NET INCOME PER SHARE OF COMMON STOCK



Net income per share of common stock is based on the weighted average number of shares of common stock outstanding for the period.



     CASH AND CASH EQUIVALENTS/ SUPPLEMENTAL CASH FLOW INFORMATION

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of 90 days or less as cash equivalents.

The Company made cash interest payments of $397,985 and $529,608 for the ten month period ended October 31, 1995 and the year ended December 31, 1994, respectively.

(3)  TRADE ACCOUNTS AND NOTES RECEIVABLE



The Company has recorded an allowance for doubtful accounts at October 31, 1995 and December 31, 1994, of approximately $380,000 and $29,000, respectively, reflecting management's estimate of those trade accounts and notes receivable outstanding at October 31, 1995 and December 31, 1994, which ultimately will not be collected. Pursuant to the terms of the Purchase Agreement (Note 1), all trade accounts and notes receivable existing at October 31, 1995 which are not collected within 150 days (March 29, 1996) are required to be repurchased by the Company. Any amounts not collected by the Company by March 29, 1996 will be charged against and reduce the amount due from the $5,305,000 escrow note receivable (see Note 1).

(4)  LINE OF CREDIT

At October 31, 1995 and December 31, 1994, the Company had $0 and $1,926,767 outstanding under a revolving line of credit with a bank. Under the terms of a revolving credit agreement, the Company can borrow up to $8,000,000 limited to a maximum borrowing base, as defined. At October 31, 1995, the credit line had no amounts outstanding and the total available funds were $7,459,386. Amounts borrowed under the line of credit bear interest at the bank's prime lending rate (8.75% at October 31, 1995 and 8.5% at December 31, 1994) and are secured by accounts receivable and inventory. In connection with the sale of the assets (see Note 1), the line of credit was retired.

The revolving line of credit contains various restrictive covenants, including maintenance of certain financial ratios and limitations on dividends, stock repurchases, mergers and similar transactions.

 (5)      LONG-TERM DEBT

At October 31, 1995 and December 31, 1994, long-term debt consisted of the following:


                                                                        1995            1994
                                                                     ----------      ----------
Note payable to a bank; monthly payments of principal and
interest of $20,339, interest at 2.5 % above "The Monthly
Weighted Average Cost of Funds Index for the Eleventh
District Saving Institutions" published by the Federal
Home Loan Bank's San Francisco office adjusted every six
months (5.144% and 6.539% at October 31, 1995 and
December 31, 1994, respectively); collateralized by a
trust deed on land and building; repaid on November 1,
1995.                                                                $2,526,631      $2,573,910

Note payable to a bank; monthly payments of principal and
interest of $7,265, interest at bank's prime rate plus
3/8% (8.75% and 8.875% at October 31, 1995 and December
31, 1994, respectively); collateralized by equipment;
repaid on November 1, 1995.                                             146,252         204,913

Note payable to a bank; monthly payments of principal of
$3,543 plus interest at 3% above federal funds rate
(8.71% and 8.375% at October 31, 1995 and December 31,
1994, respectively); collateralized by warehouse,
beverage, and office equipment; repaid on November 1,
1995.                                                                   127,540         162,967


Note payable to a bank; monthly payments of principal and
interest of $3,048, interest at bank's
prime rate plus 3/8% (8.875% at December 31, 1994); repaid
September 1995.                                                            -             10,350
                                                                     ----------      ----------
                                                                      2,800,423       2,952,140
  Less current maturities                                              (170,871)       (242,199)
                                                                     ----------      ----------
                                                                     $2,629,552      $2,709,941
                                                                     ----------      ----------
                                                                     ----------      ----------


(6)  RELATED PARTY NOTES PAYABLE

The Company has borrowed amounts from certain former and current shareholders in the form of short-term demand notes and notes payable. Individual related party notes payable at October 31, 1995 and December 31, 1994, were as follows:


                                                                        1995            1994
                                                                     ----------      ----------
Note payable to the Howlett Family Trust; quarterly
payments of interest at First Interstate Bank of Nevada's
prime rate less 1% (8.75% and 7.5% at October 31, 1995
and December 31, 1994, respectively); unsecured; repaid
on November 1, 1995.                                                 $1,700,000      $1,650,000

Demand note payable to the Howlett Family Trust;
quarterly payments of interest at First Interstate Bank
of Nevada's prime rate less 1% (8.75% and 7.5%  at
October 31, 1995 and December 31, 1994, respectively);
unsecured; repaid on November 1, 1995.                                  190,000         150,000

Note payable to a former shareholder and current officer;
annual payments of $67,000 plus accrued interest at 6%;
unsecured; repaid on November 1, 1995.                                   67,000         134,000

Demand note payable to Scott and Carol
Howlett; quarterly payments of interest at First
Interstate Bank of Nevada's prime rate less 1% (8.75% and
7.5% at October 31, 1995 and December 31, 1994,
respectively); repaid on November 1, 1995.                               25,563          50,000

Demand note payable to the Scott Howlett Children's
Trust; quarterly payments of interest at First Interstate
Bank of Nevada prime rate (8.5% at December 31, 1994);
repaid on January 3, 1995.                                                -               2,460
                                                                     ----------      ----------
                                                                      1,982,563       1,986,460
Less current maturities                                                (282,563)       (269,460)
                                                                     ----------      ----------
                                                                    $ 1,700,000      $1,717,000
                                                                     ----------      ----------
                                                                     ----------      ----------


(7)  COMPENSATION PLANS

The Company pays bonuses based on a percentage of "pre-bonus income" adjusted for a return on investment to certain key employees. The Company had bonus expenses totaling $348,135 and $365,024 for the ten month period ended October 31, 1995 and the year ended December 31, 1994, respectively.

(8)  PROFIT SHARING PLAN

The Company has a Profit Sharing and Qualified Employee Savings Plan 401(k) (the "Plan"). The Plan covers all full-time employees who are at least 21 years of age and who have been employed for twelve months. The employees can contribute up to 17% of their gross compensation within tax limitations.
The Company makes a contribution equal to 2% of gross income for any employee who contributes at least 2% of their gross income to the Plan on an annual basis.

The contributions are to be invested with an insurance company and placed in a managed fund. The employee contributions are 100% vested as funds are placed in the investment account. Employer contributions vest at the rate of 20% per year after the third year until fully vested after seven years.
There is no unfunded employer liability with the Plan. The Company makes annual contributions at the end of each calendar year. The Company made contributions of $0 and $76,463 for the ten month period ended October 31, 1995 and the year ended December 31, 1994, respectively.




 (9) COMMITMENTS AND CONTINGENCIES

The Company is involved in litigation arising in the ordinary course of business. In the opinion of management, no material liability exists with respect to such litigation.

The Company has entered into various operating lease agreements for vehicles and warehouse space. The Company incurred rental expense of $941,807 and $42,566 for the ten month period ended October 31, 1995 and the year ended December 31, 1994, respectively. Future minimum lease payments for each of the years ending October 31, under the non-cancelable leases are as follows:

      1996                           $   853,944
      1997                               741,840
      1998                               634,548
      1999                               607,404
      2000                               604,770
      Thereafter                         971,172
                                     -----------
                                     $ 4,413,678
                                     -----------
                                     -----------


                               RYKOFF-SEXTON, INC.
                    UNAUDITED PROFORMA COMBINED BALANCE SHEET
                                OCTOBER 28, 1995
                             (DOLLARS IN THOUSANDS)


                                              RYKOFF-       H & O
                                              SEXTON        FOODS
                                           (Historical)  (Historical)               PRO-
                                            (Unaudited)   (Audited)    COMBINED     FORMA           PRO-
                                             10/28/95      10/31/95      TOTAL        ADJ           FORMA
                                           ------------  ------------  ----------  ----------    ----------
                 ASSETS
CASH AND CASH EQUIVALENTS                       16,928         1,060     17,988      (5,521) (A)     12,467
ACCOUNTS RECEIVABLE, NET                       172,391        10,011    182,402                     182,402
INVENTORIES                                    157,889         6,638    164,527                     164,527
PREPAID EXPENSES                                23,187           164     23,351                      23,351
                                           ------------  ------------  ----------  ----------    ----------
 TOTAL CURRENT ASSETS                          370,395        17,873    388,268      (5,521)        382,747
                                           ------------  ------------  ----------  ----------    ----------

PROPERTY, PLANT AND EQUIPMENT, NET             203,578         5,768    209,346                     209,346
GOODWILL                                        23,884                   23,884      17,328  (B)     41,212
OTHER ASSETS, NET                                6,232            54      6,286          (4) (B)      6,282
                                           ------------  ------------  ----------  ----------    ----------
TOTAL ASSETS                                   604,089        23,695    627,784      11,803         639,587
                                           ------------  ------------  ----------  ----------    ----------
                                           ------------  ------------  ----------  ----------    ----------

   LIABILITIES AND SHAREHOLDERS' EQUITY

SHORT-TERM DEBT                                 73,000           453     73,453       2,500  (C)     75,500
                                                                                       (453) (D)
ACCOUNTS PAYABLE                               116,811         9,418    126,229                     126,229
ACCRUED LIABILITIES                             53,212           930     54,142         100  (B)     54,242
INCOME TAXES PAYABLE                               886                      886                         886
                                           ------------  ------------  ----------  ----------    ----------
  TOTAL CURRENT LIABILITIES                    243,909        10,801    254,710       2,147         256,857

LONG-TERM DEBT, LESS CURRENT PORTION           132,568         4,330    136,898      22,517  (C)    155,085
                                                                                     (4,330) (D)

DEFERRED INCOME TAXES                           11,073                   11,073                      11,073
OTHER LONG-TERM LIABILITIES                      1,816            33      1,849                       1,849
                                           ------------  ------------  ----------  ----------    ----------
TOTAL LIABILITIES                              389,366        15,164    404,530      20,334         424,864

SHAREHOLDERS' EQUITY

COMMON STOCK, AT STATED VALUE                    1,513            40      1,553         (40) (E)      1,513


ADDITIONAL PAID-IN CAPITAL                      95,004                   95,004                      95,004

RETAINED EARNINGS                              122,245         8,491    130,736      (8,491) (E)    122,245
                                           ------------  ------------  ----------  ----------    ----------
                                               218,762         8,531    227,293      (8,531)        218,762

LESS: TREASURY STOCK, AT COST                    4,039                    4,039                       4,039
                                           ------------  ------------  ----------  ----------    ----------
TOTAL SHAREHOLDERS' EQUITY                     214,723         8,531    223,254      (8,531)        214,723
                                           ------------  ------------  ----------  ----------    ----------

TOTAL LIABILITIES AND EQUITY                   604,089        23,695    627,784      11,803         639,587
                                           ------------  ------------  ----------  ----------    ----------
                                           ------------  ------------  ----------  ----------    ----------


(A) Represents cash used to acquire H&O Foods.

(B) Represents the allocation of purchase price to the estimated fair value of the net assets acquired.

(C) Represents new borrowings required to finance the acquisition.

(D) Represents historical debt of H&O Foods not assumed.

(E) Reflects elimination of historical equity of H&O Foods.

                               RYKOFF-SEXTON, INC.
                  UNAUDITED PROFORMA COMBINED INCOME STATEMENT
                            SIX MONTHS ENDED 10/28/95
                  (Amounts in thousands except per share data)

                                                Six Months Ended
                                                ----------------
                                            RYKOFF-        H & O
                                            SEXTON         FOODS
                                         (Historical)   (Historical)                PRO-
                                         (unaudited)    (unaudited)    COMBINED    FORMA
                                          10/28/95       10/28/95        TOTAL      ADJ        SUBTOTAL
                                        -------------  -------------  ----------  -------     ----------
SALES                                        862,316        66,875      929,191                  929,191
COST OF SALES                                688,030        58,411      746,441                  746,441
                                        -------------  -------------  ----------  -------     ----------

GROSS PROFIT                                 174,286         8,464      182,750                  182,750

WAREHOUSE, SELLING, G&A                      164,165         6,682      170,847      217 (D)     171,064

REVERSAL OF RESTRUCTURING RESERVES            (6,441)                    (6,441)                  (6,441)

                                        -------------  -------------  ----------  -------     ----------
NET OPERATING EXPENSES                       157,724         6,682      164,406      217         164,623
                                        -------------  -------------  ----------  -------     ----------

OPERATING PROFIT                              16,562         1,782       18,344     (217)         18,127

INTEREST EXPENSE                               7,359           259        7,618    1,262 (E)       8,619
                                                                                    (261)(H)
                                        -------------  -------------  ----------  -------     ----------

INCOME BEFORE INCOME TAXES                     9,203         1,523       10,726   (1,218)          9,508

PROVISION FOR INCOME TAXES                     3,681                      3,681      122 (G)       3,803
                                        -------------  -------------  ----------  -------     ----------

NET INCOME                                     5,522         1,523        7,045   (1,340)          5,705
                                        -------------  -------------  ----------  -------     ----------
                                        -------------  -------------  ----------  -------     ----------

Weighted Average Shares Outstanding           14,991                                              14,991

                                        -------------                                         ----------
                                        -------------                                         ----------

Earnings per Share Data:

Net Income                                   $  0.37                                             $  0.38
                                             -------                                             -------
                                             -------                                             -------


                               RYKOFF-SEXTON, INC.
                  UNAUDITED PROFORMA COMBINED INCOME STATEMENT
                       FOR THE TWELVE MONTHS ENDED 4/29/95
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)




                                             CONTI-                                        H & O
                             RYKOFF-         NENTAL                                        FOODS
                             SEXTON       (HISTORICAL)       PRO-                      (HISTORICAL)        PRO-
                          (HISTORICAL)     (UNAUDITED)       FORMA                      (UNAUDITED)        FORMA         PRO-
                           (AUDITED)    (5/1/94-2/19/95)      ADJ         SUBTOTAL   (5/1/94-4/29/95)       ADJ          FORMA
                          ------------  ----------------  ----------     ----------  ----------------   -----------   ----------

SALES                       1,569,019          83,841                     1,652,860        119,565                     1,772,425
COST OF SALES               1,241,291          69,808                     1,311,099        104,480                     1,415,579
                           ----------      ----------     ----------     ----------     ----------     -----------    ----------
GROSS PROFIT                  327,728          14,033                       341,761         15,085                       356,846

WAREHOUSE, SELLING, G&A       301,235          11,492             90 (A)    311,913         11,927                       323,840
                                                                (991)(B)
                                                                  87 (C)
AMORTIZATION OF GOODWILL                                         440 (D)        440                            433 (D)       873
                           ----------      ----------     ----------     ----------     ----------     -----------    ----------
NET OPERATING EXPENSES        301,235          11,492           (374)       312,353         11,927             433       324,713
                           ----------      ----------     ----------     ----------     ----------     -----------    ----------

OPERATING PROFIT               26,493           2,541            374         29,408          3,158            (433)       32,133

INTEREST EXPENSE               10,867             (78)         1,757 (E)     12,624            421           2,524 (E)    15,055
                                                                  78 (F)                                      (514)(H)
                           ----------      ----------     ----------     ----------     ----------     -----------    ----------

INCOME FROM CONT.
 OPERATIONS BEFORE
 INCOME TAXES                  15,626           2,619         (1,461)        16,784          2,737          (2,443)       17,078

PROVISION FOR INCOME
 TAXES                          6,250                            464 (G)      6,714                            117 (G)     6,831
                           ----------      ----------     ----------     ----------     ----------     -----------    ----------

INCOME FROM CONTINUING
 OPERATIONS                     9,376           2,619         (1,925)        10,070          2,737          (2,560)       10,247

DISCONTINUED OPERATIONS:
  INCOME FROM
  DISCONTINUED OPERATIONS,
  NET OF INCOME TAXES             137                                           137                                          137

  GAIN ON DISPOSAL OF
  DISCONTINUED OPERATIONS,
  NET OF INCOME TAXES          23,359                                        23,359                                       23,359
                           ----------      ----------     ----------     ----------     ----------     -----------    ----------

NET INCOME                     32,872           2,619         (1,925)        33,566          2,737          (2,560)       33,743
                           ----------      ----------     ----------     ----------     ----------     -----------    ----------
                           ----------      ----------     ----------     ----------     ----------     -----------    ----------

Weighted Average
 Shares Outstanding            14,730                                        14,730                                       14,730
                           ----------                                    ----------                                   ----------
                           ----------                                    ----------                                   ----------

Earnings per Share Data:

Income from continuing
 operations                  $   0.64                                    $     0.68                                    $    0.69
Income from discontinued
 operations                      0.01                                          0.01                                         0.01
Gain on disposal of
 discontinued operations         1.59                                          1.59                                         1.59
                            ----------                                    ----------                                   ----------

Net Income                    $  2.24                                     $    2.28                                    $    2.29
                            ----------                                    ----------                                   ----------
                            ----------                                    ----------                                   ----------


                                  RYKOFF-SEXTON, INC.
                 NOTES TO UNAUDITED PROFORMA COMBINED INCOME STATEMENTS
         FOR THE TWELVE MONTHS ENDED 4/29/95 AND THE SIX MONTHS ENDED 10/28/95


(A) Represents depreciation for the period on the building acquired as part of the Continental acquisition using a 30 year useful life.

(B) Represents the elimination of Continental's historical lease expense and owner salaries.

(C)  Represents the elimination of Continental's rental income.

(D) Represents amortization expense of the allocation of the excess purchase price over the estimated fair value of the net assets acquired using a 40 year amortization period.

(E)  Represents interest expense on borrowings for the applicable acquisition.

(F)  Represents the elimination of Continental's net interest (income)/expense.

(G) Represents the additional tax provision required based on income from continuing operations before income taxes at the consolidated corporate tax rate.

(H) Represents elimination of interest expense on acquired entities borrowings not assumed or refinanced as part of the acquisition.

                                 EXHIBIT INDEX


Exhibit
Number                                           Description
-------       ----------------------------------------------------------------------------------
    2         *Asset Purchase Agreement, dated as of October 26, 1995, by and among H&O Foods,
              Inc., certain shareholders set forth on Schedule 1 thereto and Rykoff-Sexton, Inc.

   23         **Consent of Independent Public Accountants


  *  Previously filed

 **  Filed herewith